SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check appropriate box:

|_|  Preliminary Proxy Statement            |_|   Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material under Rule 14a-12


                                  TRW INC.
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              (Name of Registrant as Specified in Its Charter)


                               Not Applicable
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:


The Definitive Additional Materials filed herewith relate both to TRW's Special Meeting of Shareholders scheduled for April 22, 2002 and to TRW's Annual Meeting of Shareholders scheduled for April 24, 2002. TRW's proxy statement for the Special Meeting of Shareholders was filed on April 2, 2002 on Schedule 14A and TRW's proxy statement for the Annual Meeting of Shareholders was filed on March 4, 2002 on Schedule 14A.

News Release                 TRW Inc.                    [TRW Logo]
                             1900 Richmond Road
                             Cleveland, OH 44124


For Immediate Release                     Contact
                                          Judy Wilkinson or Barrett Godsey
                                          Joele Frank, Wilkinson Brimmer
                                          Katcher
                                          212-355-4449

                                          Jay McCaffrey, TRW Media
                                          216-291-7179

                                          Ron Vargo, TRW Investors
                                          216-291-7506


TRW ADVISES SHAREHOLDERS TO TAKE NO ACTION AT THIS TIME IN RESPONSE TO NORTHROP GRUMMAN'S REVISED $53 PER SHARE EXCHANGE OFFER

CLEVELAND, April 14, 2002 -- TRW Inc. (NYSE: TRW), in response to Northrop Grumman Corporation's (NYSE: NOC) announcment that it has revised the terms of its unsolicited exchange offer for all the outstanding shares of TRW, advised its shareholders to take no action at this time. TRW's Board of Directors will review Northrop's revised $53 per share exchange offer and will make its recommendation to TRW shareholders in due course.

TRW provides advanced-technology products and services for the aerospace, systems, and automotive markets.


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